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FORMS8.DOC

 As filed with the Securities and Exchange Commission on
                           July 30, 1997
                                            Registration No.
              333SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                        _______________
                           FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF
1933
                        ______________
                    CFC INTERNATIONAL,
                              INC. and
 CFC INTERNATIONAL, INC. EMPLOYEE SAVINGS AND INVESTMENT
                      PLAN (as Co-Registrants)
      (Exact name of Company as specified in its charter)
       Delaware                                    36-
       3434526
         and                                        and
       Illinois                                  36-6779547
(State         or         other       jurisdiction
of
(I.R.S. Employer Identification Number)
incorporation or organization)
                       500 State Street
              Chicago Heights, Illinois 60411
         (Address of Companys Principal Executive Offices)
                      __________________
 CFC INTERNATIONAL, INC. EMPLOYEE SAVINGS AND INVESTMENT
                   PLAN (Full Title of the Plan)
    Roger F. Hruby                               Copies to:
Chairman of the Board of Directors and     D. Mark McMillan,
Esq.
Chief Executive Officer                      Bell, Boyd & Lloyd
CFC International, Inc.                       70 West Madison
   500 State Street                       Chicago, Illinois
60602
Chicago Heights, Illinois 60411                (312) 372-1121
    (708) 891-3456

             (Name, Address, and Telephone Number,
          Including Area Code, of Agent For Service)
                      __________________

                CALCULATION OF REGISTRATION FEE
                                   Proposed    Proposed
                         Amount    Maximum     Maximum    Amount of
Title of Each Class of   to be   Offering PriceAggregate
Registration
Securities to be RegisteredRegisteredPer UnitOffering Price   Fee
Common Stock, par value $.01 per share
40,000 Shares               $8.875 (1)$355,000.00 (1)     $107.58
(1)
________________________________________________________________
__________________________________________________________
Interests in the Plan                (2)
(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the Securities Act) solely for purposes of calculating the registration fee and based upon the  average of the high and low sale prices of  the  Common
  Stock  on  the Nasdaq National Market on July 28,  1997,
  as reported in The Wall Street Journal (Midwest Edition).
(2)     Pursuant to Rule 416(c) under the Securities Act,
this
  registration  statement  covers an indeterminate  amount
  of interests  to  be  offered  or  sold  pursuant  to  the
  CFC International,  Inc.   Employee Savings and
  Investment  Plan
  (the Plan) described herein.

                           PART I

    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1.   Plan Information.
     Not required to be included herewith.
Item   2.    Company  Information  and  Employee  Plan
Annual Information.
     Not required to be included herewith.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Documents Incorporated By Reference.
     This registration statement on Form S-8 relates to the registration of an indeterminate number of interests in the CFC International, Inc. Employee Savings and Investment Plan (the Plan) pursuant to which participants in the Plan may have the Plan purchase, in the open market, shares of common stock, par value $.01 per share (the Common Stock), of CFC International Inc. (the Company).
     The following documents and information previously filed by the Company with the Securities and Exchange Commission (the Commission) are incorporated herein by reference:
     (a)  The  Companys Annual Report on Form  10-K  for
          the Year  ended  December 31, 1996, as  amended
          by the Companys Annual Report on Form 10-K/A for the year ended December 31, 1996;
     (b)  The  description of the Companys Common  Stock
          set forth under the caption Description of Capital Stock in the Companys registration statement on Form S-1 (Reg. No. 33-96110), which
          description  is incorporated   by   reference   in
          the   Companys registration statement on Form 8-A
          dated November 6, 1995 for the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act); and
     (c) The Companys quarterly report on Form 10-Q for the quarter ended March 31, 1997.
     All reports and other documents subsequently filed by the Company and the Plan pursuant to Sections 13(a),
13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a posteffective amendment to this registration statement which indicates that all of the securities
offered hereby have  been sold   or  which  deregisters  all
of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the
date  of filing  of  such  documents.         Any
statement,  including  financial statements,  contained  in
a document                  incorporated  or  deemed  to  be
incorporated   by
reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4.   Description of Securities.
     Inapplicable.
Item 5.   Interests of Named Experts and Counsel.
     Inapplicable.
Item 6.  Indemnification of Directors and Officers.
     Section  145  of the General Corporation Law of
Delaware
authorizes the Company to indemnify its directors and officers under specified circumstances. The Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees.
The
Company has entered into an agreement with each of its directors which requires the Company to indemnify the director to the extent permitted by Delaware law.
     The  Companys Restated Certificate of Incorporation
and Bylaws  eliminate, to the fullest extent permitted by
Delaware law,   liability  of  a  director  to  the  Company
or   its
stockholders for monetary damages for a breach of such directors fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.
     The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense
of  actions,  suits,  or  proceedings  and   certain
liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.
     Insofar as indemnification by the Company for
     liabilities
arising   under  the  Securities  Act  may  be  permitted
to
directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against
public  policy  as expressed   in   the   Securities  Act
and   is,   therefore, unenforceable.
Item 7.  Exemption From Registration Claimed.
     Inapplicable.
Item 8.  Exhibits
     The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere herein and is hereby incorporated by reference.
Item 9.  Undertakings
     (a)  The Company hereby undertakes:
     (1)   To file, during any period in which offers or
sales are   being   made,  a  post  effective  amendment
to   this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Securities Act);
     (ii) To reflect in the prospectus any facts or
          events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.
 Provided,  however, that paragraphs (a)(1)(i) and
(a)(1)(ii)
 do  not  apply if the registration statement is on Form  S-
8,
 and  the  information  required to be  included  in  a
post-
 effective  amendment  by  those paragraphs  is  contained
in
 periodic reports filed by the Company pursuant to Section
13
 or Section 15(d) of the Exchange Act that are incorporated
by
 reference in this registration statement.
     (2)   That,  for the purpose of determining any
liability
under  the  Securities Act, each such post-effective
amendment
shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)   To  remove from registration by means  of  a
post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act,
each filing  of                 the  Companys annual report
pursuant  to  Section
13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities
offered  therein,  and  the  offering   of
such
securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c)-(g)   Inapplicable.
     (h)   Insofar as indemnification for liabilities
arising
under  the  Securities  Act  may be  permitted  to
directors,
officers, and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,
unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (i)-(j)   Inapplicable.



                         SIGNATURES

  Pursuant to the requirements of the Securities Act of
1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago Heights, State of Illinois, on July 29, 1997.
                                CFC INTERNATIONAL, INC.
                                By:   /s/ Roger F.
                                Hruby
                                     Roger F. Hruby
                                     Chairman of the Board of
                                Directors and
                                     Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, CFC International, Inc., which administers the Plan, has duly caused this registration statement to be signed on the Plans behalf by the undersigned, thereunto duly authorized, in the City of Chicago Heights, State of Illinois, on July 29, 1997.

                                CFC INTERNATIONAL, INC. EMPLOYEE
                                SAVINGS AND INVESTMENT PLAN

                                By:  CFC INTERNATIONAL, INC.
                                     Plan Administrator

                                     By:  /s/ Dennis
                                Lakomy
                                             Dennis Lakomy,
Vice President, Chief
                                Financial Officer,
                                             Secretary, and
                                Treasurer
                        POWER OF ATTORNEY


  Each person whose signature appears below hereby appoints Roger F. Hruby, Dennis W. Lakomy, and Jeffrey E. Norby, and each of them severally, acting alone and without the others, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate, and any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 29, 1997.


          Signature                            Title
 Principal Executive Officer:

                        /s/        Roger       F.        Hruby
Chairman of the Board of Directors and
       Roger F. Hruby                 Chief Executive Officer

 Principal Financial Officer:

               /s/  Dennis W. Lakomy                      Vice
President, Chief Financial Officer,
       Dennis W. Lakomy              Secretary, and Treasurer

Principal Accounting Officer:

               /s/ Jeffrey E. Norby
Controller
       Jeffrey E. Norby

 A Majority of the Directors:

                       /s/        Roger        F.
Hruby Director
        Roger F. Hruby

                     /s/        William        G.
Brown Director
       William G. Brown

                      /s/        Rober       J.
DuPriest Director
      Robert J. DuPriest

             /s/ Dennis W. Lakomy
Director
       Dennis W. Lakomy

                          /s/          Richard
Pierce Director
        Richard Pierce

                    /s/        David       D.
Wesselink
Director
      David D. Wesselink
                    CFC INTERNATIONAL, INC.
                         Exhibit Index

 Exhibit
  Number             Description of Exhibit
            4.1  Restated Certificate of
            Incorporation of the Company
            (incorporated by reference to Exhibit
            3.1 to the Companys registration
            statement on Form S-1, Registration No.
            33-96110)
            4.2  Amended and Restated Bylaws of the
            Company (incorporated by reference to
            Exhibit 3.2 to the Companys registration
            statement on Form S-1, Registration No.
            3396110)
            4.3  Specimen certificate representing
            shares of Common Stock (incorporated by
            reference to Exhibit 4.1 to the Companys registration statement on Form
            S-1, Registration No. 33-96110) 4.4  Internal
            Revenue Service determination letter for the Plan 23.1 Consent of Price Waterhouse LLP
27.1  Powers of Attorney (included on the
           signature page of this registration statement)





             CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated
February  7,  1997,  which appears  on  page  23  of  the

CFC International, Inc. Form 10-K for the year ended

December  31, 1996.







PRICE WATERHOUSE LLP
Chicago, Illinois
July 30, 1997